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                                                                   Exhibit 10.28

                     AMENDMENTS TO 1993 STOCK OPTION PLAN
                                April 28, 1995

The shareholders of Summit Medical Systems, Inc. (the "Company") adopted the following amendments to the Company's Stock Option Plan of 1993 (the "Plan") at their annual meeting held on April 28, 1995:

1. The first amendment adopted was to replace in its entirety Section 5.1 of the Plan with the following text:

     5.1  Number.  The number of shares of Stock hereby made available and
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reserved for issuance under the Plan is 820,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in
Section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

2. The second amendment adopted was to replace in its entirety Section 13.1 of the Plan with the following text:

     13.1 Acquisition.  In the event that an Acquisition occurs with respect to
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the Company, the Company shall cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this Section a controlling amount shall mean more than fifty percent (50%) of the issued and outstanding shares of Stock of the Company. The Company shall have such an obligation regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

     If the Company has no obligations under this Section 13.1 the remaining provisions of this Article XIII shall apply, to the extent applicable.

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                          SUMMIT MEDICAL SYSTEMS, INC.

                 SECOND AMENDMENT TO THE 1993 STOCK OPTION PLAN

                                 APRIL 25, 1996

     I, Dennis H. Powers, Secretary of Summit Medical Systems, Inc., a Minnesota corporation (the "Company"), hereby certify on behalf of the Company that in March of 1996, pursuant to Section 12.1 of the Company's Stock Option Plan of 1993, as amended (the "Plan"), the Board of Directors approved a second amendment to the Plan providing for the issuance of an additional 1,300,000 shares of common stock under the Plan (the "Second Amendment"). The shareholders of the Company adopted the Second Amendment at their Annual Meeting held on April 25, 1996. Accordingly, Section 5.1 of the Plan is hereby amended and restated as follows:

          5.1  Number.  The number of shares of Stock hereby made available and
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     reserved for issuance under the Plan is 2,126,666.  The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

     IN WITNESS WHEREOF, I have hereto signed my name.

                                        ________________________________________
                                        Dennis H. Powers
                                        Secretary

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